Exhibit 10.1

Execution Version

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”), dated as of July 31, 2014, is entered into by and among Revolution Lighting Technologies, Inc., a Delaware corporation (the “Company”), and Aston Capital, LLC, a Delaware limited liability company (“Aston”).

RECITALS

WHEREAS, the Company has issued a promissory note, dated April 4, 2014 (the “April 2014 Note”), in favor of Aston in the original principal amount of $1,000,000 (the “April 2014 Note Principal Amount”), and as of the date hereof, the accrued interest thereon is $29,095.89 (the “April 2014 Note Accrued Interest”);

WHEREAS, the Company has issued a promissory note, dated June 30, 2014 (the “June 2014 Note”), in favor of Aston in the original principal amount of $1,968,654.38 (the “June 2014 Note Principal Amount”), and as of the date hereof, the accrued interest thereon is $15,048.07 (the “June 2014 Note Accrued Interest”);

WHEREAS, Aston, from time to time, has made cash advances to the Company (each, an “Cash Advance” and collectively, the “Cash Advances”) in the aggregate principal amount of $2,700,000 (the “Cash Advances Amount”, together with the April 2014 Note Principal Amount and the June 2014 Note Principal Amount, the “Outstanding Balance”);

WHEREAS, Aston has requested that, in each instance Aston has made a Cash Advance, such amount will accrue annualized interest at a rate of nine percent (9%), and, if such interest is approved by the Audit Committee, as of the date hereof, the accrued interest on the Cash Advances Amount would be $36,961.64 (the “Cash Advance Accrued Interest”, together with the April 2014 Note Interest and the June 2014 Note Interest, the “Accrued Interest”);

WHEREAS, Aston has agreed to exchange (i) the April 2014 Note, (ii) the June 2014 Note and (iii) the Cash Advances (including any and all rights and claims relating thereto to which Aston may be entitled, excepting the Accrued Interest) in exchange for a promissory note (the “Exchange Note”), dated as of the date hereof, to be issued by the Company in favor of Aston in an outstanding principal amount equal to the Outstanding Balance (the “Exchange”); and

WHEREAS, the parties wish to exclude any and all Accrued Interest owed by the Company from the Exchange.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions set forth herein, the parties hereto hereby agree as follows:

Section 1. Exchange of Notes and the Outstanding Balance.

(a) Aston, effective as of the date hereof (the “Closing Date”), hereby agrees to exchange (i) the April 2014 Note, (ii) the June 2014 Note and (iii) the Cash Advances, including any and all rights and claims relating thereto to which Aston may be entitled, excepting the Accrued Interest, for the Exchange Note, in the form attached hereto as Exhibit A.

(b) The parties acknowledge and agree that the Exchange Note shall be issued to Aston in satisfaction and in exchange for the retirement in full of (i) the April 2014 Note Principal Amount, (ii) the June 2014 Note Principal Amount, (iii) the Cash Advances and (iv) all rights to interest which would have accrued from and after the Closing Date pursuant the April 2014 Note, the June 2014 Note and the Cash Advances, in each case without the payment of any additional consideration.

(c) The parties acknowledge and agree that the Exchange shall exclude the Accrued Interest.

Section 2. The Company’s Representations and Warranties. The Company hereby represents and warrants to, and covenants with Aston as follows:

(a) Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the Company is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect. Each Subsidiary (as defined below) is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and is qualified to do business as a foreign entity in each jurisdiction in which such qualification is required, except where failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, the term “Material Adverse Effect” means: (a) a material adverse effect on the condition (financial or otherwise), properties, assets (including intangible assets), business, operations or results of operations of the Company and the Subsidiaries, taken as a whole, or (b) a material adverse effect on the ability of the Company to perform its obligations under this Agreement. Schedule 2(a) sets forth each direct or indirect subsidiary of the Company (each a “Subsidiary” and collectively, the “Subsidiaries”).

(b) Due Execution, Delivery and Performance of the Transaction Documents. The Company has full legal right, corporate power and authority to authorize, execute and deliver this Agreement and the Exchange Note attached hereto as Exhibit A (collectively referred to herein as the “Transaction Documents”), perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Documents, the performance of the Company’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Company. The execution and performance of the Transaction Documents by the Company and the consummation of the transactions therein contemplated will not (i) violate any provision of the organizational documents of the Company, (ii) result in the creation of any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, restriction, adverse claim, interference or right of third party of any nature upon any material assets of the Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any material agreement, commitment, undertaking, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument of any nature to which the Company or the Subsidiary is a party or by which the Company or its properties, or the Subsidiary or the Subsidiary’s properties, may be bound or affected, or (iii) violate any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental or quasi-governmental body applicable to the Company or the Subsidiary or any of their respective properties. No consent, approval, authorization, order, filing with, or action by or in respect of any court, regulatory body, administrative agency or other governmental or quasi-governmental body is required for the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby. Upon their execution and delivery, and assuming the valid execution thereof by Aston, the Transaction Documents will constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) Board Approval. The Board of Directors of the Company (the “Board”) has duly delegated the ratification of the Cash Advances and the approval of the Transaction Documents and the consummation of the transactions contemplated thereby to the Audit Committee of the Board (the “Audit Committee”). The Audit Committee has, as of the date of this Agreement, at a meeting duly called and held, duly adopted resolutions to ratify the Cash Advances and approve the Transaction Documents and the consummation of the transactions contemplated thereby.

(d) Litigation. There are no judicial, administrative, arbitral or mediation-related actions, suits, proceedings (public or private) or claims or proceedings by or before a Governmental Entity pending or, to the knowledge of the Company, threatened that are reasonably likely to prohibit or restrain the ability of the Company to enter into this Agreement or consummate the transactions contemplated hereby.

(e) Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof. For purposes of this Agreement, the term “Person” shall mean any individual, partnership, company, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

(f) SEC Filings; Financial Statements.

(i) The Company has filed all forms, reports and documents required to be filed with the SEC since January 1, 2010, all of which are available to Aston on the website maintained by the SEC at http://www.sec.gov (the “SEC Website”). All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof) are referred to herein collectively as the “Company SEC Reports”. In addition, all documents filed as exhibits to the Company SEC Reports (“Exhibits”) are available on the SEC Website. All documents required to be filed as Exhibits to the Company SEC Reports have been so filed.

As of their respective filing dates, the Company SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a subsequent filing prior to the date of this Agreement, then on the date of such subsequent filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is engaged only in the business described in the Company SEC Reports and the Company SEC Reports contain a complete and accurate description in all material respects of the Company’s and the Subsidiary’s business.

(ii) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the “Company Financials”) (i) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, (ii) was prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented in all material respects the consolidated financial position of the Company and the subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are reasonably expected to be subject to normal and recurring year-end adjustments. There has been no material change in the Company’s accounting policies except as described in the notes to the Company Financials. The balance sheet of the Company contained in the Company SEC Report for the quarter ended March 31, 2014, is hereinafter referred to as the “Company Balance Sheet.” Neither the Company nor any Subsidiary has incurred any obligations or liabilities (absolute, accrued, contingent or otherwise) of any nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, operations, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, except liabilities (i) reflected on, reserved against, or disclosed in the notes to the Company Balance Sheet, or (ii) incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice.

(iii) The Company has heretofore made available to Aston complete and correct copies of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

(g) Absence of Certain Developments. Except as expressly contemplated by this Agreement, since March 31, 2014 through the date hereof, (i) the Company has conducted business only in the ordinary course of its business, and (ii) there has not been any Material Adverse Effect.

(h) Consent by Preferred Stockholders. Each of the holders of Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, and Series E Convertible Preferred Stock and Series G Convertible Preferred Stock have delivered to the Company the written consent in the form attached hereto as Exhibit B.

Section 3. Aston’s Representations and Warranties. Aston hereby represents and warrants to, and covenants with, the Company as follows:

(a) Investment Representations and Covenants. Aston represents and warrants to, and covenants with, the Company that: (i) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities including the Exchange Note it is receiving hereunder; (ii) it is acquiring the Exchange Note in the ordinary course of its business and for its own account for investment only and with no present intention of distributing the Exchange Note or any arrangement or understanding with any other persons regarding the distribution of the Exchange Note within the meaning of Section 2(11) of the Securities Act; (iii) it will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Exchange Note except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; and (iv) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. It understands that its acquisition of Exchange Note has not been registered under the Securities Act or registered or qualified under any state securities laws in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of its investment intent as expressed herein.

(b) Authorization; Validity of Transaction Documents. Aston represents and warrants to, and covenants with, the Company that (i) it has full right, power, authority and capacity to enter into the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby and has taken all necessary action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party, and (ii) upon the execution and delivery of the Transaction Documents to which it is a party, assuming the valid execution thereof by the Company, the Transaction Documents to which it is a party shall constitute valid and binding obligations of Aston enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) No Conflict. The execution, delivery and performance of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby by Aston will not result in any violation of, be in conflict with or constitute a default under, any law, statute, regulation, ordinance, material contract or agreement, instrument, judgment, decree or order to which Aston is a party or by which it is bound, except as would not reasonably be expected to have a material adverse effect on the ability of Aston to consummate the transactions contemplated hereby.

(d) No Legal, Tax or Investment Advice. Aston understands that nothing in the Transaction Documents, the SEC Documents or any other materials presented to Aston in connection with the exchange for the Exchange Note constitutes legal, tax or investment advice. Aston has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its exchange for the Exchange Note. Aston acknowledges that it has not relied on any representation or warranty from the Company or any other Person in making its decision to enter into the Exchange with the Company, except as expressly set forth in this Agreement.

Section 4. Covenants.

(a) General.

(i) At and from time to time after the Closing Date, at the request of any party hereto, the other parties shall execute and deliver such additional certificates, instruments, and other documents and take such other actions as such party may reasonably request in order to carry out the purposes of this Agreement.

(ii) Each party hereto shall promptly inform the other party of any communication from any regulatory body, agency, court, tribunal or governmental or quasi-governmental entity, foreign or domestic (“Governmental Entity”) regarding any of the transactions contemplated by this Agreement. If any party or affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity in respect of the transactions contemplated hereby, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

(b) Public Announcements. The Company and Aston will consult with each other and will mutually agree (the agreement of each party not to be unreasonably withheld) upon the content and timing of any press release or other public statement in respect of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable law.

Section 5. Survival. The representations and warranties contained herein or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing Date until the eighteen (18) month anniversary of the Closing Date and any investigation or finding made by or on behalf of Aston or the Company; provided that the representations and warranties in Sections 2(a) and (b) shall survive indefinitely or until the latest date permitted by law. The covenants and agreements contained herein or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing Date indefinitely or for the shorter period explicitly specified herein or therein. Notwithstanding the preceding sentences, any breach of representation, warranty, covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentences, if written notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

Section 6. Broker’s Fee. Each of the parties hereto hereby represents to the other that, on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the transactions contemplated hereby.

Section 7. Assignment. This Agreement and the rights and obligations hereunder shall not be assigned, delegated, or otherwise transferred (whether by operation of law, by contract, or otherwise) without the prior written consent of the other parties hereto. The Company shall execute such acknowledgements of such assignments and collateral assignments in such forms as the other parties may from time to time reasonably request. Any attempted assignment, delegation, or transfer in violation of this Section 7 shall be void and of no force or effect.

Section 8. Expenses. Upon the Closing Date, the Company shall pay the legal, accounting, financing and due diligence expenses incurred by Aston in connection with such transactions contemplated hereby up to a maximum of $20,000, and (b) the legal and other costs and expenses incurred by the Company in connection with the transactions contemplated hereby will be borne by the Company.

Section 9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, facsimile (with receipt confirmed by telephone) or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

(a)	if to the Company, to:

Revolution Lighting Technologies, Inc.

177 Broad Street

Stamford, CT 06901

Attention: President

Telecopy No.: (204) 504-1150

with copies to:

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

200 South Orange Avenue, Suite 2900

Orlando, Florida 32801

Attn.: Suzan A. Abramson, Esq.

Telecopy No.: (407) 264-8243

Telephone No.: (407) 367-5436

or to such other person at such other place as the Company shall designate in writing; and

(b)	if to Aston, to:

Aston Capital, LLC

c/o RVL 1, LLC

177 Broad Street

Stamford, CT 06901

Attention: Robert V. LaPenta

with a copy to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Attention: Marita A. Makinen, Esq.

Telephone No.: (212) 419-5843

Telecopy No.: (973) 535-3357

or at such other address as may have been furnished to the Company in writing.

Section 10. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by each of the parties hereto.

Section 11. Headings. The headings of the various Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

Section 12. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Section 13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The submission of a signature page transmitted by facsimile (or other electronic transmission, including pdf) shall be considered as an “original” signature page for purposes of this Agreement.

Section 14. Entire Agreement. This Agreement, the attached Exhibits and Schedules, and the other agreements, documents and instruments contemplated hereby and referenced herein contain the entire understanding of the parties, and there are no further or other agreements or understanding, written or oral, in effect between the parties relating to the subject matter hereof.

Section 15. No Strict Construction. Each of the parties hereto acknowledges that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against any party.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date and year first above written by the undersigned, or a duly authorized officer or representative thereof, as the case may be.

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ Charles J. Schafer
Name: Charles J. Schafer
Title: President and Chief Financial Officer

ASTON CAPITAL, LLC

By:	/s/ James DePalma
Name: James DePalma
Title: Vice Chairman

[Signature Page to the Exchange Agreement]